Exhibit 99.1

AVANIR PHARMACEUTICALS REPORTS FISCAL 2013 FIRST QUARTER

FINANCIAL AND BUSINESS RESULTS

ALISO VIEJO, Calif., February 7, 2013-Avanir Pharmaceuticals, Inc. (NASDAQ: AVNR) today reported financial results for the three months ended December 31, 2012.

Quarterly Financial Highlights

•	Total company net revenues increased to $16.5 million, representing growth of 22% versus the previous quarter

•	Gross and net NUEDEXTA® sales increased to $18.4 million and $14.9 million, respectively, representing growth of 19% and 20% versus the previous quarter

•	Cash, cash equivalents, and restricted investments of $59.3 million as of December 31, 2012.

“Avanir delivered another strong quarter of growth with record NUEDEXTA sales and prescriptions,” said Keith A. Katkin, president and CEO of Avanir. “In addition, the clinical team has successfully executed our plan to move our next generation asset, AVP-786, through the first stage of the phase I clinical study, with encouraging results. With demonstrated success in the AVP-786 study, we now have two promising assets in clinical development, each of which has broad potential in a number of CNS indications.”

Fiscal 2013 First Quarter Results

•

Total net revenues for the quarter ended December 31, 2012 were $16.5 million, compared with $7.2 million for the comparable quarter in fiscal 2012, representing 130% year-over-year growth. Total net revenues consist of NUEDEXTA revenue and royalty revenue from Abreva®.

•

Total operating expenses, excluding cost of sales and share-based compensation were $25.3 million in the first quarter of fiscal 2013, compared with $21.7 million in the comparable period in fiscal 2012.

•	Cash used in operations was $12.7 million in the first quarter of fiscal 2013.

•	Net loss for the fiscal 2013 first quarter was $12.1 million, or $0.09 per share, compared with a net loss of $15.9 million, or $0.12 per share, for the same period in fiscal 2012.

NUEDEXTA Revenue

For the quarter ended December 31, 2012, the company reported NUEDEXTA gross and net revenue of $18.4 million and $14.9 million respectively. First quarter fiscal 2013 NUEDEXTA net revenue increased 20% over the previous quarter.

Cash, Cash Equivalents & Marketable Securities

As of December 31, 2013 Avanir had cash, cash equivalents and investments in securities totaling $59.3 million, including cash and cash equivalents of $56.9 million and restricted investments in securities of $2.4 million.

Business Highlights

•	The company reported its seventh consecutive quarter of record NUEDEXTA revenues and prescriptions

•	Over 13,000 cumulative patient years of exposure of NUEDEXTA in PBA across multiple neurologic conditions

•	The company successfully completed the first stage of a two-stage pharmacokinetic study with AVP-786

•	Continued clinical progress in three potential follow-on indications for AVP-923 in Alzheimer’s disease, neuropathic pain, and Parkinson’s disease

•	The Michael J. Fox Foundation awarded the company a grant to study AVP-923 for the treatment of levodopa-induced-dyskinesia (LID) in Parkinson’s disease (PD)

Note to Investors: As previously announced, Avanir will hold a conference call to discuss fiscal 2013 first quarter financial results today, February 7, 2013, beginning at 1:30 p.m. Pacific Time. You can listen to this call by dialing 1-866-783-2141 for domestic callers or +1-857-350-1600 for international callers, and entering passcode 51423033. Those interested in listening to the conference call live via the internet may do so by visiting http://ir.avanir.com.

About AVP-786

AVP-786 is a novel compound developed through incorporation of deuterium into specific molecular positions of dextromethorphan. The compound maintains similar pharmacology to that of dextromethorphan, but is less susceptible to metabolism by the CYP2D6 enzyme. Avanir licensed exclusive worldwide rights to AVP-786 from Concert Pharmaceuticals, Inc.

About AVP-923

AVP-923 is a combination of two well-characterized compounds, the active CNS ingredient dextromethorphan hydrobromide (an uncompetitive NMDA receptor antagonist and sigma-1 receptor agonist) plus low-dose quinidine sulfate (a CYP2D6 enzyme inhibitor), which serves to increase the bioavailability of dextromethorphan. AVP-923 is being studied in several ongoing clinical trials including agitation in Alzheimer’s disease, neuropathic pain in Multiple Sclerosis, levodopa-induced dyskinesia in Parkinson’s disease, and behavioral symptoms of autism.

About NUEDEXTA

NUEDEXTA is an innovative combination of two well-characterized components; dextromethorphan hydrobromide (20 mg), the ingredient active in the central nervous system, and quinidine sulfate (10 mg), a metabolic inhibitor enabling therapeutic dextromethorphan concentrations. NUEDEXTA acts on sigma-1 and NMDA receptors in the brain, although the mechanism by which NUEDEXTA exerts therapeutic effects in patients with PBA is unknown.

NUEDEXTA Important Safety Information

NUEDEXTA is indicated for the treatment of pseudobulbar affect (PBA). PBA occurs secondary to a variety of otherwise unrelated neurological conditions, and is characterized by involuntary, sudden, and frequent episodes of laughing and/or crying. PBA episodes typically occur out of proportion or incongruent to the underlying emotional state.

Studies to support the effectiveness of NUEDEXTA were performed in patients with amyotrophic lateral sclerosis (ALS) and multiple sclerosis (MS). NUEDEXTA has not been shown to be safe and effective in other types of emotional lability that can commonly occur, for example, in Alzheimer’s disease and other dementias.

NUEDEXTA and certain other medicines can interact, causing serious side effects. If you take certain drugs or have certain heart problems, NUEDEXTA may not be right for you.

NUEDEXTA causes dose-dependent QTc prolongation. When initiating NUEDEXTA in patients at risk for QT prolongation and torsades de pointes, electrocardiographic (ECG) evaluation should be conducted at baseline and 3-4 hours after the first dose.

The most common adverse reactions are diarrhea, dizziness, cough, vomiting, asthenia, peripheral edema, urinary tract infection, influenza, increased gamma-glutamyltransferase, and flatulence. NUEDEXTA may cause dizziness.

These are not all the risks from use of NUEDEXTA. Please refer to full Prescribing Information at www.NUEDEXTA.com.

About Avanir Pharmaceuticals, Inc.

Avanir Pharmaceuticals, Inc. is a biopharmaceutical company focused on bringing innovative medicines to patients with central nervous system disorders of high unmet medical need. As part of our commitment, we have extensively invested in our pipeline and are dedicated to advancing medicines that can substantially improve the lives of patients and their loved ones. For more information about Avanir, please visit www.avanir.com.

Avanir® and NUEDEXTA® are registered trademarks owned by Avanir Pharmaceuticals, Inc.

©2013 Avanir Pharmaceuticals, Inc. All Rights Reserved.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Avanir’s plans, potential opportunities, financial or other expectations, projections, goals objectives, milestones, strategies, market growth, timelines, legal matters, product pipeline, clinical studies, product development and the potential benefits of its commercialized products and products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with Avanir’s operating performance and financial position, the market demand for and acceptance of Avanir’s products domestically and internationally, research, development and commercialization of new products domestically and internationally, obtaining additional indications, obtaining and maintaining regulatory approvals domestically and internationally, and other risks detailed from time to time in the Company’s most recent Annual Report on Form 10-K and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

Avanir Investor & Media Contact

Ian Clements, PhD

ir@avanir.com

+1 (949) 389-6700

AVANIR PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2012	2012
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$56,942,618	$69,778,406
Trade receivables, net	6,834,022	7,231,759
Inventories, net	378,244	415,475
Prepaid expenses and other current assets	4,085,903	2,434,590
Current portion of restricted investments in marketable securities	1,054,463	1,054,463

Total current assets	69,295,250	80,914,693
Restricted investments in marketable securities, net of current portion	1,303,938	1,302,136
Property and equipment, net	1,789,140	1,808,594
Non-current inventories, net	908,364	908,364
Other assets	665,159	1,078,009

TOTAL ASSETS	$73,961,851	$86,011,796

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$14,324,457	$15,598,666
Deferred product revenues, net	—	—
Current portion of note payble	4,949,972	2,162,263
Current portion of deferred royalty revenues	2,557,464	2,557,464

Total current liabilities	21,831,893	20,318,393
Accrued expenses and other liabilities, net of current portion	869,722	666,179
Note Payable	24,048,825	26,698,263
Deferred royalty revenues, net of current portion	1,017,247	1,491,854

Total liabilities	47,767,687	49,174,689

Total stockholders’ equity	26,194,164	36,837,107

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$73,961,851	$86,011,796

AVANIR PHARMACEUTICALS, INC.

CONDENSED STATEMENT OF OPERATIONS

	Three Months Ended December 31,
	2012	2011
REVENUES
Net product sales	$14,879,262	$5,488,763
Revenues from royalties	1,626,010	1,676,120
Revenue from research grant services	15,000	—

Total revenues	16,520,272	7,164,883

OPERATING EXPENSES
Cost of product sales	838,129	309,803
Cost of research grant services	9,398	—
Research and development	6,648,091	3,744,515
Selling and marketing	13,522,419	13,782,836
General and administrative	6,538,403	5,292,183

Total operating expenses	27,556,440	23,129,337

Loss from operations	(11,036,168)	(15,964,454)
OTHER INCOME (EXPENSE)
Interest income	19,331	14,291
Interest expense	(1,059,245)	—
Other, net	—	4,006

Net loss and comprehensive loss	$(12,076,082)	$(15,946,157)

Basic and diluted net loss per share	$(0.09)	$(0.12)

Basic and diluted weighted average number of common shares outstanding	136,772,557	127,934,257